BWX Technologies Announces Third Quarter 2017 Results
- EPS of $0.46, up 17.9% compared to $0.39 in Third Quarter of 2016
- Revising 2017 EPS Guidance to $2.01 - $2.07
- Consolidated Backlog of $3.5B
- BWXT JVs Awarded More Than $5.7B in Contracts for NSG
- Declares Quarterly Cash Dividend of $0.11 per Share

Lynchburg, VA - November 6, 2017 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT" or the "Company") today reported third quarter 2017 revenues of $419 million, a 10.5% increase from $380 million in the third quarter of 2016. Earnings per share (EPS) for the third quarter were $0.46 compared to $0.39 in 2016, a 17.9% increase from the prior year period.

"BWXT has continued to build upon momentum from the first half of the year, with third quarter revenues and operating income both increasing by double digits over the prior period," said Executive Chairman, Mr. John A. Fees. "Our Nuclear Operations business grew its revenue while also increasing operating margins 242 basis points. The Nuclear Power business generated revenues of $68.6 million in the third quarter of 2017 - an almost 90% increase over the third quarter of 2016 - primarily driven by last year's successful acquisition of BWXT NEC. Our Nuclear Services segment was awarded more than $1.0 billion of contracts during the third quarter and is leading a joint venture that was awarded a contract from the U.S. Department of Energy in October which could be worth up to $4.7 billion over 10 years if all options are exercised and we withstand the protest. We remain diligent in executing on our operational initiatives and are excited about the growth prospects within our markets."

Third Quarter 2017 Results of Operations
The Company's consolidated operating income is up 18.1% versus the prior year quarter to $73.7 million and up 28.8% year-to-date from the prior period. The Company also expanded consolidated operating margin by 113 basis points to 17.6% from the third quarter in 2016.

Nuclear Operations Group (NOG) had a record third quarter. Segment revenues reached $324.5 million for the third quarter of 2017, a 2.4% increase from the prior year period. NOG's revenue, through the first three quarters of 2017, was up 2.6% compared to the first nine months of 2016. NOG operating income was $71.9 million in the third quarter of 2017, almost 15.0% higher than the $62.5 million in the prior year period.

The Nuclear Power Group (NPG) segment had record revenues in the third quarter. Revenues increased to $68.6 million in the third quarter of 2017 compared to $36.1 million in the prior year period, benefiting from our acquisition of BWXT Nuclear Energy Canada Inc. (BWXT NEC). NPG's operating income was $9.3 million in the third quarter of 2017 and produced a healthy 13.6% operating margin in the quarter and a year-to-date margin of 14.8%.

The Nuclear Services Group (NSG) segment delivered $27.5 million in revenues. Year-to-date, the segment's revenue has increased 5.4% to $100.1 million compared to the same period in 2016. Operating income increased to $1.0 million in the third quarter of 2017.

"Our growing backlog year-over-year is a leading indicator of future growth in our business," said Mr. Rex D. Geveden, President and Chief Executive Officer. "NPG grew backlog $156.3 million to $527.7 million - a 42.1% increase from the third quarter of 2016 - and consolidated backlog increased 4.4% to $3.5 billion compared to the third quarter of 2016. As we continue to focus on operational excellence, we anticipate continued strong cash flow from operations, maintaining our balanced capital allocation approach by providing capital for organic growth, returning capital through dividends and opportunistic share repurchases, and retaining capacity for attractive M&A opportunities."

Liquidity and Debt
The Company generated cash from operating activities of $80.7 million in the third quarter of 2017 compared to $19.5 million in the third quarter of 2016.  At the end of the third quarter, the Company's cash and short-term investments position, net of restricted cash, was $206.4 million.

As of September 30, 2017, outstanding balances under our credit facility included $521.7 million in term loans, $0 in borrowings under the revolving line of credit, and letters of credit issued under the facility totaled $78.7 million.  As a result, the Company has $321.3 million of remaining availability under its credit facility, excluding an additional $250 million accordion provision.  We have $193 million of share repurchase authorization remaining as of September 30, 2017.

Quarterly Dividend
On November 3, 2017, our Board of Directors declared a quarterly cash dividend of $0.11 per common share. The dividend will be payable on December 13, 2017, to shareholders of record on November 20, 2017.

Outlook
The Company narrowed its guidance for the full year 2017 and now expects adjusted earnings to be between $2.01 and $2.07 per share (previously $1.97 to $2.07). Adjusted earnings per share exclude any mark-to-market adjustments for pension and post-retirement benefits recognized during 2017 and other items listed in the non-GAAP reconciliation tables in Exhibit 1. The Company also expects NPG segment revenue for 2017 to increase to between $275 million and $290 million.

All other guidance for 2017 remains unchanged. In the 3-5 year range after 2017 (i.e. 2020-2022), the Company anticipates an adjusted EPS CAGR in the low double digits based upon our robust organic growth strategy and remaining balance sheet capacity.

Conference Call to Discuss Third Quarter 2017 Results
Date:            Tuesday, November 7, 2017, at 9:00 a.m. EST
Live Webcast:    Investor Relations section of website at www.bwxt.com

Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues, management's plans and expectations for our business segments, including potential growth opportunities, as well as our outlook and guidance for (i) adjusted earnings per share, NPG segment revenue, capital expenditures and R&D expenses for 2017 and (ii) adjusted earnings per share beyond 2017. These forward-looking statements are based on management's current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, Federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear power; capital priorities of power generating utilities; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog.  If one or more of these risks or other risks materialize, actual results may vary materially from those expressed.  For a more complete discussion of these and other risk factors, see BWXT's filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2016 and subsequent quarterly reports on Form 10-Q.  BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT
Headquartered in Lynchburg, Va., BWX Technologies, Inc. (NYSE:BWXT) is a leading supplier of nuclear components and fuel to the U.S. government; provides technical and management services to support the U.S. government in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components, services and fuel for the commercial nuclear power industry. With over 6,100 employees, BWXT has nine major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and two NASA facilities. Follow us on Twitter @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Alan Nethery		Jud Simmons
Vice President, Investor Relations		Media and Public Relations Director
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

	Nine Months Ended September 30, 2017
	GAAP	Performance Guarantees Release	mPower Deconsolidation	Framework Agreement & Litigation	Impairment (Gains) / Charges	Non-GAAP

Operating Income	$249.2	$—	$—	$(7.9)	$—	$241.3
Other Income (Expense)	(9.8)	—	—	—	(0.4)	(10.2)
Provision for Income Taxes	(75.6)	—	—	2.8	0.0	(72.7)
Net Income	163.9	—	—	(5.1)	(0.4)	158.4
Net Income Attributable to Noncontrolling Interest	(0.4)	—	—	—	—	(0.4)
Net Income Attributable to BWXT	$163.5	$—	$—	$(5.1)	$(0.4)	$158.1

Diluted Shares Outstanding	100.4					100.4
Diluted Earnings per Common Share	$1.63	$—	$—	$(0.05)	$0.00	$1.57

Effective Tax Rate	31.6%					31.5%

	Nine Months Ended September 30, 2016
	GAAP	Performance Guarantees Release	mPower Deconsolidation	Framework Agreement & Litigation	Impairment (Gains) / Charges	Non-GAAP

Operating Income	$193.4	$—	$—	$13.9	$—	$207.4
Other Income (Expense)	20.3	(9.3)	(13.6)	—	(1.5)	(4.0)
Provision for Income Taxes	(64.3)	3.4	—	(5.6)	(0.6)	(67.1)
Net Income	149.4	(5.9)	(13.6)	8.3	(2.1)	136.2
Net Income Attributable to Noncontrolling Interest	(0.4)	—	—	—	—	(0.4)
Net Income Attributable to BWXT	$149.1	$(5.9)	$(13.6)	$8.3	$(2.1)	$135.8

Diluted Shares Outstanding	104.9					104.9
Diluted Earnings per Common Share	$1.42	$(0.06)	$(0.13)	$0.08	$(0.02)	$1.29

Effective Tax Rate	30.1%					33.0%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30, 2017	December 31, 2016
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$203,140	$125,641
Restricted cash and cash equivalents	7,096	6,130
Investments	3,234	14,517
Accounts receivable – trade, net	160,740	135,950
Accounts receivable – other	14,105	25,221
Contracts in progress	413,604	356,793
Other current assets	28,957	29,319
Total Current Assets	830,876	693,571
Property, Plant and Equipment	974,633	922,641
Less accumulated depreciation	661,674	622,955
Net Property, Plant and Equipment	312,959	299,686
Investments	8,917	9,013
Goodwill	217,453	210,788
Deferred Income Taxes	176,299	194,464
Investments in Unconsolidated Affiliates	39,980	42,854
Intangible Assets	113,437	114,748
Other Assets	23,591	14,691
TOTAL	$1,723,512	$1,579,815

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30, 2017	December 31, 2016
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$27,954	$27,370
Accounts payable	89,057	99,983
Accrued employee benefits	76,126	81,793
Accrued liabilities – other	55,841	72,105
Advance billings on contracts	198,176	147,148
Accrued warranty expense	12,713	11,477
Total Current Liabilities	459,867	439,876
Long-Term Debt	489,128	497,724
Accumulated Postretirement Benefit Obligation	19,284	19,059
Environmental Liabilities	86,958	81,711
Pension Liability	325,666	357,049
Other Liabilities	34,368	33,986
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 125,310,668 and 124,149,609 shares at September 30, 2017 and December 31, 2016, respectively	1,253	1,241
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	92,403	22,018
Retained earnings	1,017,544	885,117
Treasury stock at cost, 25,954,358 and 24,858,809 shares at September 30, 2017 and December 31, 2016, respectively	(814,149)	(762,169)
Accumulated other comprehensive income	10,849	3,811
Stockholders' Equity – BWX Technologies, Inc.	307,900	150,018
Noncontrolling interest	341	392
Total Stockholders' Equity	308,241	150,410
TOTAL	$1,723,512	$1,579,815

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$419,360	$379,505	$1,257,600	$1,146,713
Costs and Expenses:
Cost of operations	295,316	271,174	862,928	785,060
Research and development costs	2,597	1,746	5,268	5,043
Gains on asset disposals and impairments, net	(2)	(5)	(33)	(55)
Selling, general and administrative expenses	51,398	49,225	151,036	146,474
mPower framework agreement	—	—	—	30,000
Total Costs and Expenses	349,309	322,140	1,019,199	966,522
Equity in Income of Investees	3,630	5,008	10,832	13,249
Operating Income	73,681	62,373	249,233	193,440
Other Income (Expense):
Interest income	402	128	750	533
Interest expense	(3,837)	(2,049)	(11,260)	(5,326)
Other – net	348	228	731	25,119
Total Other Income (Expense)	(3,087)	(1,693)	(9,779)	20,326
Income before Provision for Income Taxes	70,594	60,680	239,454	213,766
Provision for Income Taxes	23,901	19,473	75,556	64,328
Net Income	$46,693	$41,207	$163,898	$149,438
Net Income Attributable to Noncontrolling Interest	(140)	(145)	(364)	(373)
Net Income Attributable to BWX Technologies, Inc.	$46,553	$41,062	$163,534	$149,065
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.47	$0.40	$1.65	$1.44
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.46	$0.39	$1.63	$1.42
Shares used in the computation of earnings per share:
Basic	99,328,677	102,735,989	99,313,264	103,542,578
Diluted	100,260,255	103,985,995	100,367,383	104,941,720

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2017	2016
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$163,898	$149,438
Non-cash items included in net income from continuing operations:
Depreciation and amortization	42,135	37,090
Income of investees, net of dividends	731	(6,083)
Gains on asset disposals and impairments, net	(33)	(55)
Gain on deconsolidation of Generation mPower LLC	—	(13,571)
Recognition of losses for pension and postretirement plans	1,320	1,222
Stock-based compensation expense	9,879	8,373
Changes in assets and liabilities:
Accounts receivable	(17,748)	(4,379)
Accounts payable	(10,978)	2,635
Contracts in progress and advance billings on contracts	(2,963)	(72,918)
Income taxes	39,088	16,217
Accrued and other current liabilities	(33,736)	15,876
Pension liability, accrued postretirement benefit obligation and employee benefits	(47,109)	(37,532)
Other, net	200	(3,839)
NET CASH PROVIDED BY OPERATING ACTIVITIES	144,684	92,474
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in restricted cash and cash equivalents	(966)	9,553
Purchases of property, plant and equipment	(49,361)	(30,865)
Purchases of securities	(3,237)	(17,599)
Sales and maturities of securities	12,406	7,895
Investments, net of return of capital, in equity method investees	2,142	(9,165)
Proceeds from asset disposals	142	55
Other, net	(24)	—
NET CASH USED IN INVESTING ACTIVITIES	(38,898)	(40,126)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under the Credit Agreement	73,600	241,300
Repayments under Credit Agreement	(94,320)	(91,150)
Payment of debt issuance costs	—	(663)
Repurchase of common shares	—	(292,997)
Dividends paid to common shareholders	(31,072)	(28,421)
Exercise of stock options	16,019	18,775
Cash paid for shares withheld to satisfy employee taxes	(7,389)	(9,042)
Other	(415)	(382)
NET CASH USED IN FINANCING ACTIVITIES	(43,577)	(162,580)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	15,290	729
TOTAL INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	77,499	(109,503)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	125,641	154,729
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$203,140	$45,226
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$10,762	$4,367
Income taxes (net of refunds)	$36,425	$48,779
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$7,680	$5,628

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$324,545	$316,899	$962,492	$937,814
Nuclear Services Group	27,507	28,759	100,146	94,977
Nuclear Power Group	68,621	36,123	200,864	120,268
Adjustments and Eliminations	(1,313)	(2,276)	(5,902)	(6,346)
TOTAL	$419,360	$379,505	$1,257,600	$1,146,713

SEGMENT INCOME:
Nuclear Operations Group	$71,902	$62,537	$219,944	$191,886
Nuclear Services Group	1,033	652	17,354	10,860
Nuclear Power Group	9,305	5,031	29,644	38,659
Other	(2,255)	(1,907)	(4,937)	(5,068)
SUBTOTAL	79,985	66,313	262,005	236,337
Unallocated Corporate	(6,304)	(3,940)	(12,772)	(12,897)
mPower Framework Agreement	—	—	—	(30,000)
TOTAL	$73,681	$62,373	$249,233	$193,440

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$7,706	$8,610	$23,261	$26,068
Nuclear Services Group	914	940	2,788	2,814
Nuclear Power Group	3,436	791	10,243	2,143
Other	—	—	—	—
Corporate	1,880	2,080	5,843	6,065
TOTAL	$13,936	$12,421	$42,135	$37,090

CAPITAL EXPENDITURES:
Nuclear Operations Group	$18,851	$10,459	$43,090	$23,820
Nuclear Services Group	178	181	489	206
Nuclear Power Group	1,047	—	3,235	3,065
Other	—	—	—	—
Corporate	538	1,746	2,547	3,774
TOTAL	$20,614	$12,386	$49,361	$30,865

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$2,970,088	$2,982,735	$2,970,088	$2,982,735
Nuclear Services Group	37,520	33,722	37,520	33,722
Nuclear Power Group	527,708	371,376	527,708	371,376
TOTAL	$3,535,316	$3,387,833	$3,535,316	$3,387,833

BOOKINGS:
Nuclear Operations Group	$32,272	$51,794	$446,771	$1,608,288
Nuclear Services Group	43,004	20,779	108,295	92,964
Nuclear Power Group	115,718	22,039	255,070	183,007
TOTAL	$190,994	$94,612	$810,136	$1,884,259